                                  SCHEDULE 14A
                                   (RULE 14A)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  [ X ]

Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement           [   ]  CONFIDENTIAL, FOR USE OF THE
                                                    COMMISSION ONLY (AS PERMITTED BY RULE
                                                    14A-6(E)(2))
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                  SYLVAN INC.
--------------------------------------------------------------------------------
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


--------------------------------------------------------------------------------
   (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):

[ X ]  No fee required

[   ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
       Item 22(a)(2) of Schedule 14A.

[   ]  $500 per each party to the controversy pursuant to Exchange Act Rule
       14a-6(i)(3).

[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       (1) Title of each class of securities to which transaction applies:

           ---------------------------------------------------------------

       (2) Aggregate number of securities to which transaction applies:

           ---------------------------------------------------------------

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

           ---------------------------------------------------------------

       (4) Proposed maximum aggregate value of transaction:
                                                            ---------------

       (5) Total fee paid:
                           ------------------------------------------------

[   ]  Fee paid previously with preliminary materials.

[   ]  Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1) Amount Previously Paid:
                                  ----------------------------------------
       (2) Form, Schedule or Registration Statement No.:
                                                        ------------------
       (3) Filing Party:
                        --------------------------------------------------
       (4) Date Filed:
                      ----------------------------------------------------

                                 [SYLVAN Logo]


                     828 SOUTH PIKE ROAD, SARVER, PA 16055
                               ------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 14, 1997
                               ------------------

TO THE SHAREHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Sylvan Inc. will be held at The Drake Hotel, 440 Park Avenue, New York, New York, on Wednesday, May 14, 1997, at 11:00 a.m. (local time) for the following purposes:

     1. To elect directors to hold office for the term of one year or until their successors are elected and qualified; and

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed March 21, 1997 as the record date for the determination of the shareholders entitled to notice of and to vote at the meeting or any adjournment thereof and only shareholders of record at the close of business on that date are entitled to notice of and to vote at the meeting.

     You are cordially invited to attend the meeting. If you plan to do so, please mark the box provided on your proxy card. However, whether or not you plan to attend the meeting, it is important that your shares be represented. Accordingly, please complete, date and sign the enclosed proxy and return it promptly. Sending in your proxy will not prevent you from voting in person at the meeting.

                                               By Order of the Board of
                                               Directors

                                               FRED Y. BENNITT
                                               Secretary

March 27, 1997

                                PROXY STATEMENT

                 FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                            WEDNESDAY, MAY 14, 1997

                               ------------------

     This Proxy Statement and accompanying form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors of Sylvan Inc., a Nevada corporation ("Sylvan" or "the Company"), 828 South Pike Road, Sarver, Pennsylvania 16055, for use at the Annual Meeting ("the Meeting") of Shareholders to be held on May 14, 1997 at 11:00 a.m. (local time) at The Drake Hotel, 440 Park Avenue, New York, New York, or any adjournment thereof. It is anticipated that this Proxy Statement and the accompanying proxy card will be mailed on or about April 16, 1997 to shareholders of record as of the close of business on the Record Date.

                                VOTING BY PROXY

     A proxy in the accompanying form, which is properly executed, duly returned to the Board of Directors and not revoked, will be voted in accordance with the instructions contained in the proxy. If no instructions are given with respect to any matter specified in the Notice of Annual Meeting to be acted upon at the Meeting, the persons named as proxies will vote the shares represented thereby in favor of the proposal set forth in the Notice of Annual Meeting and in accordance with their best judgment on any other matters which may properly come before the Meeting. Each shareholder who has executed a proxy and returned it to the Board of Directors may revoke the proxy by notice in writing to the Secretary of the Company at any time prior to the voting of the proxy. Presence at the Meeting does not itself revoke the proxy.

                             VOTING AT THE MEETING

     The Board of Directors has fixed the close of business on March 21, 1997 as the Record Date for determining the shareholders entitled to notice of and to vote at the Meeting. On March 21, 1997, there were 6,392,200 shares of Common Stock, par value $.001 per share ("Common Stock"), issued and outstanding and entitled to vote. Each share of Common Stock entitles the holder thereof to one vote. A majority of the shares of Common Stock issued and outstanding and entitled to vote constitutes a quorum. Abstentions and broker nonvotes are counted as present in determining whether the quorum requirement is satisfied. The nominees for election as directors who receive a plurality of the votes cast for each director position at the Meeting by the shares present in person or represented by proxy shall be elected directors. Any other matters submitted to a vote of the shareholders must be approved by the majority of shares present in person or represented by proxy. Abstentions and broker nonvotes will not be included in the vote total in the election of directors and will have no effect on the outcome of the vote. An abstention from voting will have the practical effect of voting against any of any other matters since it is one less vote for approval.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information available to the Board of Directors as of March 21, 1997 concerning beneficial ownership, direct or indirect, of Common Stock by owners of more than five percent of the Company's Common Stock and, with respect to each director and nominee, each of the executive officers named in the Summary Compensation Table and all directors and executive officers as a group. The information in the table concerning beneficial ownership is based upon information furnished to the Company by or on behalf of the persons named in the table.

                                                    AMOUNT AND NATURE
                                                           OF
                  NAME AND ADDRESS                     BENEFICIAL            PERCENT OF
        (IF APPLICABLE) OF BENEFICIAL OWNER           OWNERSHIP(A)        COMMON STOCK(N)
    --------------------------------------------   -------------------    ----------------
    Dennis C. Zensen............................          784,128(b)            12.3%
      Sylvan Inc.
      828 South Pike Road
      Sarver, PA 16055
    FMR Corp. ..................................          669,400(c)            10.5%
      82 Devonshire Street
      Boston, MA 02109
    T. Rowe Price Associates, Inc. .............          567,000(d)             8.9%
      100 East Pratt Street
      Baltimore, MD 21202
    Granahan Investment Management, Inc.........          321,500(e)             5.0%
      275 Wyman Street, Suite 270
      Waltham, MA 02154
    William L. Bennett..........................           16,902(f)                *
    Monir K. Elzalaki...........................           38,283(g)                *
    Virgil H. Jurgensmeyer......................           24,000(h)                *
    Richard F. Lazzarini, Jr. ..................          156,912(i)             2.5%
    William P. Mooney...........................           99,667(j)             1.6%
    Donald T. Pascal............................           21,000(k)                *
    Gary D. Walker..............................           35,000(l)                *
    All directors and executive officers of
      Sylvan....................................        1,198,892(m)            18.8%
        as a group (10 persons including those
        named)

---------

* Less than 1%

 (a) Under Regulations of the Securities and Exchange Commission ("SEC"), a person who has or shares voting or investment power with respect to a security is considered a beneficial owner of the security. Voting power is the power to vote or direct the voting of shares; investment power is the power to dispose of or direct the disposition of shares. Unless otherwise indicated in these footnotes, each person has sole voting and investment power as to all shares listed opposite his name.
 (b) According to a Schedule 13G Amendment, dated February 15, 1997, filed with the SEC by
     Mr. Zensen and Carol A. Zensen, his wife, the indicated number of shares consists of
     512,610 shares directly owned by Mr. and Mrs. Zensen as joint tenants, and 271,518 shares held directly by Mr. Zensen.
 (c) According to a Schedule 13G Amendment dated February 14, 1997, Fidelity Management &
     Research Company ("Fidelity"), 82 Devonshire Street, Boston, Massachusetts 02109, a
     wholly owned subsidiary of FMR Corp. and an investment advisor registered under Section
     203 of the Investment Advisors Act of 1940, is the beneficial owner of 631,900 shares, or 9.9%, of the Company's Common Stock as a result of acting as investment advisor to various investment companies registered under Section 8 of the Investment Company Act of 1940. All of the shares are owned by one investment company--Fidelity Low-Priced
     Stock Fund. Fidelity Low-Priced Stock Fund has its principal business office at 82
     Devonshire Street, Boston, Massachusetts 02109. Edward C. Johnson III; FMR Corp.;
     through its control of Fidelity, and the Funds each has sole power to dispose of the
     631,900 shares owned by the Funds. Neither FMR Corp. nor Edward C. Johnson III,
     Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the

     Funds' Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds' Boards of Trustees. Fidelity Management & Trust
     Company, 82 Devonshire Street, Boston, Massachusetts 02109, a wholly owned subsidiary of FMR Corp. and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of
     1934, is the beneficial owner of 37,500 shares, or 0.6%, of the Common Stock outstanding of the Company as a result of its serving as investment manager of the institutional account(s). Edward C. Johnson III and FMR Corp., through its control of
     Fidelity Management Trust Company, have sole voting and dispositive power over 37,500 shares of Common Stock owned by the institutional account(s) as reported above. Members of the Edward C. Johnson III family and trusts for their benefit are the predominant owners of Class B shares of Common Stock of FMR Corp., representing approximately 49.0%
     of the voting power of FMR Corp. Mr. Johnson owns 12.0% and Abigail P. Johnson owns
     24.5% of the aggregate outstanding voting stock of FMR Corp. Mr. Johnson is Chairman of
     FMR Corp. and Abigail P. Johnson is a Director of FMR Corp. The Johnson family group and all other Class B shareholders have entered into a shareholder's voting agreement under which all Class B shares will be voted in accordance with the majority vote of
     Class B shares. Accordingly, through their ownership of voting Common Stock and the execution of the shareholder's voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp.
 (d) According to a Schedule 13G Amendment dated February 14, 1997, filed with the SEC by the shareholder, these securities are owned by various individual and institutional investors, including T. Rowe Price Small Cap Value Fund, Inc. (which owns 530,000 shares, representing 8.3% of the shares outstanding), to which T. Rowe Price
     Associates, Inc. ("Price Associates") serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities. However, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.
 (e) According to a Schedule 13G dated January 31, 1997, filed with the SEC by the shareholder, Granahan Investment Management, Inc. is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940.
 (f) Includes 11,000 shares subject to options exercisable within 60 days of the Record Date as well as 2,000 shares held in Mr. Bennett's 401(k) account and 240 shares held by trusts for the benefit of Mr. Bennett's minor children, with respect to which he disclaims beneficial ownership.
 (g) Includes 26,033 shares subject to options exercisable within 60 days of the Record
     Date.
 (h) Includes 14,000 shares subject to options exercisable within 60 days of the Record
     Date.
 (i) Includes 28,333 shares subject to options exercisable within 60 days of the Record
     Date.
 (j) Includes 91,667 shares subject to options exercisable within 60 days of the Record
     Date.
 (k) Includes 14,000 shares subject to options exercisable within 60 days of the Record
     Date.
 (l) Includes 25,000 shares subject to options exercisable within 60 days of the Record
     Date.
 (m) Includes 230,033 shares subject to options exercisable within 60 days of the Record
     Date.
 (n) Based on 6,392,200 shares of the Company's Common Stock issued and outstanding on the
     Record Date, exclusive of 106,225 shares held by the Company as treasury shares.

                             ELECTION OF DIRECTORS

     Five directors have been nominated by the Board of Directors for election at the Meeting.

     The directors will serve until the next annual meeting of shareholders or until each individual's successor is duly elected or appointed and qualified. No family relationship exists between any director, executive officer or person nominated to become a director.

     Unless otherwise specified, the enclosed proxy will be voted in favor of the persons named below, all of whom are now directors of Sylvan. In the event that any of the individuals should become unavailable for election for any reason, at present unknown, it is intended that votes will be cast pursuant to the accompanying proxy for such substitute nominees, if any, as the Board of Directors may designate. The following table sets forth certain information regarding the nominees as of April 9, 1997.

                                        PRESENT POSITION        PRINCIPAL OCCUPATION OR        DIRECTOR
         NAME AND AGE                     WITH SYLVAN          EMPLOYMENT, IF DIFFERENT         SINCE
-------------------------------   -------------------------------------------------------   --------------
Dennis C. Zensen (58)             Chairman, President and                                     April 1989
                                  Chief Executive Officer of
                                  Sylvan Inc.

William L. Bennett (47)           Director                    Chairman of HealthPlan          July 1994
                                                              Services Corporation

Virgil H. Jurgensmeyer (67)       Director                    Chairman of J-M Farms, Inc.     June 1992
                                                              and J-M Foods, Inc.

Richard F. Lazzarini, Jr. (46)    President of Quincy                                         July 1990
                                  Corporation

Donald T. Pascal (37)             Director                    Chairman of Connectivity      November 1991
                                                              Technologies Inc.

     Dennis C. Zensen was elected Chairman of Sylvan in July 1990 and has served as a director, President and Chief Executive Officer of Sylvan since April 1989. He was President and Chief Executive Officer of Quincy Corporation ("Quincy") from 1982 through July 1990. He is Chairman of the Board's Executive Committee.

     William L. Bennett has served as a director since 1994 and is Chairman of HealthPlan Services Corporation, a leading provider of managed health care services. Until March 1995, he served as Chairman and Chief Executive Officer of Noel Group, Inc. ("Noel") (a firm which conducts its principal operations through small-sized and medium-sized operating companies in which it holds controlling or other significant equity interests). Previously, Mr. Bennett was Chairman of the Board and Chief Executive Officer of Noel from April 1988 until November 1991 and Co-Chairman and Chief Executive Officer of Noel from November 1991 until July 1994. Mr. Bennett is a director of Belding Heminway Company, Inc. (a manufacturer and distributor of high technology threads and a distributor of buttons), Allegheny Power System, Inc. (an electric utility holding company) and Noel. Mr. Bennett is Chairman of Sylvan's Audit Committee and a member of its Stock Option and Compensation Committee.

     Virgil H. Jurgensmeyer was elected to the Board of Directors in June of 1992. He has served as Chairman of the Board of J-M Farms, Inc. (a grower and marketer of fresh mushrooms) since April 1989 and as Chairman of the Board of J-M Foods, Inc. (a producer and marketer of fresh-cut salads) since January 1991. Mr. Jurgensmeyer is part owner and a director of Ohio Valley Mushroom Farm, Inc. (a grower and marketer of fresh mushrooms) and serves as a director of Mi-West Custom Mixing Co. (a mixer of rubber compounds); Miami Industrial Supply and Manufacturing Co. (a manufacturer of mushroom production equipment) and Miken Computer Co. He is also a member of the Board of Directors of the Department of Agriculture of the State of Oklahoma. He is Chairman of Sylvan's Stock Option and Compensation Committee and a member of its Audit Committee and Executive Committee.

     Richard F. Lazzarini, Jr. has served as a director since 1990. He joined Quincy in February 1988 as General Manager and served as Executive Vice President and Chief Operating Officer of Quincy from April 1989 until July 24, 1990, when he was elected Quincy's president. From 1982 until February 1988, Mr. Lazzarini was General Manager of Spawn Mate, Inc. (a mushroom compost supplement producer).

     Donald T. Pascal has served as a director since 1991. Mr. Pascal is Chairman of Connectivity Technologies Inc. (a manufacturer and distributor of specialty wire and cable products). He served as a director of Noel from October 1989 until November 1991 and as a Vice President and Secretary of Noel from May 1988 until November 1991, when he became a Managing Director. He is a member of the Executive Committee of Sylvan's Board.

     Sylvan's Bylaws establish an advance notice procedure with respect to shareholder nomination of candidates for election as directors. In general, notice regarding shareholder nominations for director must be received by the Secretary of the Company not less than 30 nor more than 60 days prior to the annual meeting and must contain certain specified information concerning the persons to be nominated and the shareholder submitting the nomination. The presiding officer of the meeting may refuse to acknowledge any director nomination not made in compliance with such advance notice requirements.

                          BOARD AND COMMITTEE MEETINGS

     The Board of Directors of the Company held three meetings during 1996. The Audit Committee met two times during 1996. The Stock Option and Compensation Committee met three times during 1996. The Executive Committee had no meetings during 1996. All of Sylvan's directors, except Mr. Lazzarini, attended all of the meetings of the Board of Directors and committees on which they served during 1996. Mr. Lazzarini was unable to attend one of the Board of Directors meetings.

                                   COMMITTEES

     The Executive Committee, Audit Committee and Stock Option and Compensation Committee are the only standing committees of the Board. There is no formal nominating committee.

     The Executive Committee, which is comprised of Mr. Zensen, Chairman; Mr. Jurgensmeyer and Mr. Pascal, has all of the powers and authority of the Board in the management of the business and affairs of the Company between meetings of the full Board, except the power or authority to amend the certificate of incorporation, adopt an agreement of merger or consolidation, recommend to the shareholders the sale, lease or exchange of all or substantially all of the Company's property and assets, recommend to the shareholders a dissolution of the Company or a revocation of a dissolution, or amend the Bylaws of the Company.

     The Audit Committee is comprised of Mr. Bennett, Chairman; and Mr. Jurgensmeyer. The Committee consults with Sylvan's independent public accountants and such other persons as the members deem appropriate, reviews the preparations for and scope of the audit of the Company's annual financial statements, makes recommendations as to the engagement and fees of the independent auditors, and performs such other duties relating to the financial statements of the Company as the Board of Directors may assign from time to time.

     The Stock Option and Compensation Committee is comprised of Mr. Jurgensmeyer, Chairman, and Mr. Bennett. It has all the powers of the Board of Directors, including the authority to issue stock or other securities of the Company, in respect of any matters relating to the administration of the Company's 1990 Stock Option Plan; the compensation of the Company's CEO, four other most highly compensated executive officers and other persons performing substantial services for the Company; and the approval of transactions between the Company and any substantial shareholder, officer, director or affiliate thereof.

                             DIRECTOR COMPENSATION

     Sylvan paid each nonemployee director an annual retainer of $10,000 and a fee of $1,000 for each Board meeting attended and for each committee meeting attended. During 1996, the directors as a group were paid $49,000 on that basis. Directors are also reimbursed for out-of-pocket expenses incurred in attending meetings.

     In addition, under the terms of the 1993 Stock Option Plan for Nonemployee Directors, each nonemployee director is automatically granted nonincentive options to purchase 10,000 shares of Common Stock on the first business day following the annual meeting which follows the date such individual becomes a Sylvan nonemployee director. In addition, he or she is automatically granted nonincentive options to purchase 1,000 shares of Common Stock on the first business day following the day of each annual meeting of shareholders. The exercise price per share of the Common Stock of each option granted is the closing price of the Common Stock on the date of grant as reported on The NASDAQ Stock Market.

     Directors who are employees of the Company or its subsidiaries are eligible to participate in the Company's 1990 Stock Option Plan. Members of the Stock Option and Compensation Committee are not eligible to participate in the 1990 Stock Option Plan while they are serving on such Committee.

                         TRANSACTIONS WITH THE COMPANY

     During 1996, various mushroom production business interests of Mr. Jurgensmeyer, a member of the Company's Board of Directors, purchased spawn for use by those business interests at prevailing market prices, totaling approximately $611,000, from the Company's Sylvan America, Inc. subsidiary and sold fresh mushrooms at fair market value totaling $111,000 to the Company's Quincy subsidiary.

                         COMPLIANCE WITH SECTION 16(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms which they file.

     The Company believes that all filing requirements applicable to its officers and directors were complied with in 1996, except for (i) a Form 5 filing by Mr. Lazzarini on or about February 28, 1996 (due on February 14, 1996) reflecting his receipt of options to acquire 10,000 shares of the Company's Common Stock and (ii) a Form 4 filing by Fred Bennitt, an officer of the Company, on or about October 4, 1996 (due on March 10, 1996) reflecting his exercise of options to acquire 4,500 shares of the Company's Common Stock. In making these disclosures, the Company has relied solely on the written and oral representations of its directors and executive officers and copies of the reports that they filed with the Commission.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement in whole or in part, the following report and the Shareholder Return Performance Graph on page 13 shall not be incorporated by reference into any such filings.

                    STOCK OPTION AND COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     The Stock Option and Compensation Committee ("the Committee") exercises responsibility with respect to the compensation of the Company's chief executive officer, four other most highly compensated executive officers and other persons performing substantial services for the Company; the administration of the 1990 Stock Option Plan and the approval of transactions between the Company and any substantial shareholder, officer, director or affiliate of the Company.

COMPENSATION STRUCTURE AND ADMINISTRATION

     The executive compensation program is composed of salary, cash bonuses and stock options. In administering the program during 1996, the Committee sought to:

     - Support a pay-for-performance policy that differentiated compensation based on corporate, business unit and individual performance;

     - Motivate key senior officers to achieve strategic business initiatives and reward them for their accomplishments; and

     - Align the interests of executives with the long-term interests of shareholders through award opportunities that resulted in ownership of the Company's Common Stock.

     The Committee utilized the following process for establishing compensation for the individuals whose compensation determination is the Committee's responsibility.

     Base Salaries: The Committee reviewed the covered officers' base salaries, paying particular attention to prevailing levels of compensation for qualified executives, the responsibilities of each individual's position, the contributions to the Company which each officer makes and is expected to make in the future and (other than for the chief executive officer) recommendations from the chief executive officer.

     Cash Bonuses: The Committee determined at the beginning of the year the maximum amount of cash (as a percentage of annual base pay for the covered officers) which was made available for bonuses. An executive officer's cash bonus was based substantially, but not exclusively, upon his performance as measured against the Company's progress in globally expanding its businesses and aggressively introducing new products and services to its customers. The Committee also relied upon the recommendations of the chief executive officer.

     Stock Options: Stock option grants carry an exercise price equal to the fair market price of the Company's Common Stock on the date of the grant and typically do not fully vest until three years following the date of the grant. Awards were based on the attainment of operating goals as well as progress toward specific long-term quality, profitability and growth goals.

     Measurement Meetings: Measurements of a covered officer's progress toward the achievement of the goal components of the total compensation package were made by the Committee in the course of three meetings with the chief executive officer. During the first meeting, performance goals for each individual were established and, during subsequent meetings, evaluations of each individual's performance were conducted.

CORPORATE PERFORMANCE GOALS

     The Committee did not undertake a review of total compensation packages of executives at companies engaged in businesses which are similar to Sylvan's, but it evaluated several qualitative measures of corporate and individual performance, including leadership and strategic direction. The Committee felt that corporate performance was appropriately measured in 1996 by the degree to which the Company achieved the following operating goals which are intended to position it for superior long-term success as measured by the creation of shareholder value.

     - Achievement of planned returns on the investments which the Company made in spawn production facilities in Holland and England;

     - Improvement of the cost performance of existing production assets and spawn marketing resources;

     - Negotiation of a favorable settlement of a suit filed by former employees of Sylvan's former Moonlight Mushrooms, Inc. subsidiary concerning the Company's obligation to provide postretirement medical benefits;

     - Successful reorganization of the Company's international management structure and enhancement of internal accounting and financial reporting protocols in step with the evolution of the Company's international business; and

     - Successful startup of the Company's Australian spawn plant and construction of the Pennsylvania inoculum production facility.

COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER

     The Committee granted Mr. Zensen a base salary increase of $75,000 per year effective April 1 and, at the end of the year, a performance bonus of $175,000. The Committee considered that, while the Company did not attain all of its operating goals for 1996, the CEO's performance toward achieving strategic objectives of succession planning, growth initiatives, strategic planning, and the general management of corporate issues exceeded requirements.

COMPENSATION FOR OTHER EXECUTIVE OFFICERS

     The Committee granted base salary increases of $30,000 per year to Mr. Elzalaki and Mr. Mooney effective December 1. The changes were initiated upon Mr. Zensen's recommendations and were determined by a subjective evaluation of performance.

     All of the executive officers for whom the Committee has compensation determination authority received year-end cash bonuses. They were based upon the Committee's assessment of the positive financial performance of the Company as a whole and upon Mr. Zensen's subjective evaluation of each officer's achievements and functional responsibilities, including the quality of strategic plans, organization and management development and special project or idea leadership.

     Consistent with the Committee's philosophy of aligning the interests of its managers with shareholders, options for 78,000 shares of the Company's Common Stock were granted to eighteen individuals during 1996, of which options for 48,000 shares, or 62%, were granted to employees other than executive officers. The grants, made at their prevailing market values, were based on a subjective evaluation of each grantee's ability to influence the Company's long-term growth and profitability and, with respect to executive officers, the contributions each individual made toward the achievement of operating goals in 1995 and 1996. The number of options granted to each recipient was determined by the Committee with input from Mr. Zensen with respect to the Company's executive officers and from operating managers with respect to other individuals.

CONSIDERATION OF INTERNAL REVENUE CODE SECTION 162(M)

     The Committee intends to monitor the impact of Section 162(m) of the Internal Revenue Code in making its compensation decisions. Although it provides for certain exceptions, this law generally disallows a tax deduction to public companies for compensation over $1 million paid to the corporation's chief executive officer and four other most highly compensated executive officers.

                                        VIRGIL H. JURGENSMEYER, Committee
                                        Chairman
                                        WILLIAM L. BENNETT

                    STOCK OPTION AND COMPENSATION COMMITTEE
                      INTERLOCKS AND INSIDER PARTICIPATION

     As stated above, the Stock Option and Compensation Committee was composed of Messrs. Jurgensmeyer and Bennett, neither of whom is an executive officer of the Company. During 1996, no executive officer of the Company served on a compensation committee (or other board committee performing equivalent functions) or board of directors of any entity related to any member of the Company's Board of Directors.

                   MANAGEMENT COMPENSATION AND BENEFIT PLANS

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information regarding compensation received by the chief executive officer and the four other most highly compensated executive officers of the Company and its subsidiaries for 1996, 1995 and 1994.

     The Company has not granted any restricted stock awards or made any long-term incentive plan pay-outs.

                                                                                             LONG-TERM COMPENSATION
                                                                                      ------------------------------------
                                       ANNUAL COMPENSATION            OTHER           NUMBER OF SHARES
   NAME AND PRINCIPAL                 ---------------------          ANNUAL           COVERED BY STOCK        ALL OTHER
        POSITION             YEAR      SALARY       BONUS         COMPENSATION        OPTIONS GRANTED      COMPENSATION(K)
-------------------------    ----     --------     --------     -----------------     ----------------     ---------------
Dennis C. Zensen             1996     $481,250     $175,000         $ 383,172(a)                --             $74,598
  President and              1995      425,000      120,000           310,154(b)                --              23,593
  Chief Executive Officer    1994      350,000      150,000           277,654(c)                --              53,212

William P. Mooney            1996      192,508       50,000           133,660(d)                --               8,733
  Chief Financial Officer    1995      187,500       40,000            68,196(e)            25,000               6,303
                             1994      175,008       40,000             3,065(f)                --               4,365

Richard F. Lazzarini, Jr.    1996      190,000       80,000           105,740(g)                --               9,454
  President                  1995      187,500           --           136,318(h)            10,000               8,464
  Quincy Corporation         1994      175,008       50,000             4,605(f)            15,000               7,691

Monir K. Elzalaki            1996      192,500       50,000            57,429(i)            10,000               7,105
  President                  1995      175,000       40,000             3,867(f)            10,000               6,459
  Sylvan America, Inc.       1994      161,667       50,000             3,846(f)            15,000               5,478

Gary D. Walker               1996      158,004       30,000            33,123(j)                --                  --
  General Manager -          1995      158,004       20,000            29,373(j)            10,000                  --
  Bioproducts                1994      158,004           --            24,073(j)            10,000                  --

---------

(a) Consists of Mr. Zensen's recognition of the $331,225 difference between the exercise and market prices of stock option plan shares which vested and were acquired by him during the year and $51,947 reimbursement for income taxes incurred as a result of contributions made on Mr. Zensen's behalf by the Company to its Nonqualified Target Benefit Annuity Purchase Program.

(b) Consists of Mr. Zensen's recognition of the $293,725 difference between the exercise and market prices of stock option plan shares which vested and were acquired by him during the year and $16,429 reimbursement for income taxes incurred as a result of contributions made on Mr. Zensen's behalf by the Company to its Nonqualified Target Benefit Annuity Purchase Program.

(c) Consists of Mr. Zensen's recognition of the $240,600 difference between the exercise and market prices of stock option plan shares which vested and were acquired by him during the year and $37,054 reimbursement for income taxes incurred as a result of contributions made on Mr. Zensen's behalf by the Company to its Nonqualified Target Benefit Annuity Purchase Program.

(d) Reflects Mr. Mooney's recognition of the $127,500 difference between the exercise and market prices of stock options which he exercised during the year and $6,160 reimbursement for income taxes incurred as a result of contributions made on Mr. Mooney's behalf by the Company to its Nonqualified Target Benefit Annuity Purchase Program.

(e) Reflects Mr. Mooney's recognition of the $63,750 difference between the exercise and market prices of stock options which he exercised during the year and $4,446 reimbursement for income taxes incurred as a result of contributions made on Mr. Mooney's behalf by the Company to its Nonqualified Target Benefit Annuity Purchase Program.

(f) Reflects reimbursement for income taxes incurred as a result of contributions made by the Company to its Nonqualified Target Benefit Annuity Purchase Program.

(g) Reflects Mr. Lazzarini's recognition of the $100,080 difference between the exercise and market prices of stock options which he exercised during the year and $5,660 reimbursement for income taxes incurred as a result of contributions made on Mr. Lazzarini's behalf by the Company to its Nonqualified Target Benefit Annuity Purchase Program.

(h) Reflects Mr. Lazzarini's recognition of the $131,250 difference between the exercise and market prices of stock options which he exercised during the year and $5,068 reimbursement for income taxes incurred as a result of contributions made on Mr. Lazzarini's behalf by the Company to its Nonqualified Target Benefit Annuity Purchase Program.

(i) Reflects Mr. Elzalaki's recognition of the $53,175 difference between the exercise and market prices of stock options which he exercised during the year and $4,254 reimbursement for income taxes incurred as a result of contributions made on Mr. Elzalaki's behalf by the Company to its Nonqualified Target Benefit Annuity Purchase Program.

(j) Reflects Mr. Walker's recognition of the difference between the exercise and market prices of stock options which vested and were acquired by him during the year.

(k) Reflects income imputed to each individual as a result of contributions made by the Company to its Nonqualified Target Benefit Annuity Purchase Program.

OPTION GRANTS IN THE YEAR ENDED DECEMBER 29, 1996

     The following table sets forth as to the persons named in the Summary Compensation Table information with respect to the stock options granted during the Company's last fiscal year under the 1990 Stock Option Plan, including the potential realizable value from the stock options assuming they are exercised at the end of the option term and assuming 5% and 10% annual rates of stock price appreciation during the option term.

                                                                                         POTENTIAL
                                                                                    REALIZABLE VALUE AT
                                                                                      ASSUMED ANNUAL
                                         % OF TOTAL                                   RATES OF STOCK
                                          OPTIONS                                   PRICE APPRECIATION
                         NUMBER OF       GRANTED TO       EXERCISE                  FOR OPTION TERM (C)
                          OPTIONS       EMPLOYEES IN        PRICE      EXPIRATION   -------------------
         NAME             GRANTED      FISCAL YEAR(B)    (PER SHARE)      DATE         5%        10%
-----------------------  ---------    ----------------   -----------   ----------   --------   --------
Dennis C. Zensen               --             --                --            --          --         --
William P. Mooney              --             --                --            --          --         --
Richard F. Lazzarini, Jr.      --             --                --            --          --         --
Monir K. Elzalaki          10,000(a)        12.8%          $ 10.31      08-17-06    $ 64,839   $164,315
Gary D. Walker                 --             --                --            --          --         --

---------

(a) The options become exercisable over a three-year period in increments of 33% per year beginning with the first anniversary of the date of the grant.

(b) The Company granted options representing 78,000 shares to employees.

(c) Based on the closing sales price of the Company's Common Stock as reported on The Nasdaq Stock Market on the date immediately prior to the date of the grant.

AGGREGATED OPTION EXERCISES FOR THE YEAR ENDED DECEMBER 29, 1996

     The following table sets forth as to the persons named in the Summary Compensation Table, information with respect to (i) the stock options exercised during the Company's last fiscal year, (ii) the net value of any shares received or cash realized upon such exercise, (iii) the number of shares covered by unexercised stock options held at December 29, 1996 and (iv) the value of such stock options at December 29, 1996.

                                                           NO. OF SHARES COVERED             VALUE OF UNEXERCISED
                        NUMBER OF                         BY UNEXERCISED OPTIONS             IN-THE-MONEY OPTIONS
                         SHARES                                 AT 12/29/96                       AT 12/29/96
                        ACQUIRED          VALUE        -----------------------------     -----------------------------
       NAME            ON EXERCISE     REALIZED(*)     EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
-------------------    -----------     -----------     -----------     -------------     -----------     -------------
D. C. Zensen                  --               --             --               --                 --              --
W. P. Mooney              20,000        $ 127,500         83,333           16,667        $ 1,083,329       $ 216,671
R. F. Lazzarini, Jr.      20,000          100,080         28,333           11,667            368,329         151,671
M. K. Elzalaki            16,300           53,175         26,033           21,667            338,429         281,671
G. D. Walker                  --               --         25,000           10,000            325,000         130,000

---------

(*) Market value on the date of exercise less the option price.

QUALIFIED RETIREMENT BENEFIT PLAN

     Sylvan has a defined benefit pension plan covering eligible salaried employees of its Sylvan America, Inc. and Sylvan Foods, Inc. subsidiaries, and former salaried employees of its Moonlight Mushrooms, Inc. subsidiary ("Pension Plan"). The Pension Plan is funded solely by employer contributions, but the Company ceased accruing benefits for the Pension Plan as of January 3, 1993. Annual pension benefits under the Pension Plan are determined by multiplying 1.25% times the employee's average salary as reported on such employee's Form W-2, or equivalent, over the five highest earnings years of service prior to January 3, 1993, times the employee's number of years of service prior to January 3, 1993. Pension benefits are not subject to deductions for Social Security benefits. Mr. Elzalaki and Mr. Walker are the only persons named in the Summary Compensation Table who participated in the Pension Plan. Mr. Elzalaki has two years of credited service as of January 3, 1993 and an accrued benefit of approximately $324 per month at age 65. Mr. Walker has six months of credited service and an accrued benefit of approximately $95 per month at age 65.

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

     The following line graph compares the cumulative total shareholder return on the Company's Common Stock for the years 1992 through 1996 against the total return of Standard and Poor's 500 Stock Index (the "S&P") and the Russell 2000 Small Stock Index (the "Russell"). The graph assumes a $100 investment on December 31, 1991 in the Company's Common Stock, the S&P stocks and the Russell stocks, and the cumulative total return assumes the reinvestment of dividends, if any.

        Measurement Period
      (Fiscal Year Covered)             Sylvan Inc.         S&P 500          Russell 2000
12/31/91                                 100.00              100.00              100.00
12/31/92                                 105.56              107.62              116.36
12/31/93                                  94.44              118.47              136.14
12/31/94                                 120.13              120.03              131.81
12/31/95                                 131.94              165.14              166.36
12/31/96                                 144.44              203.06              190.91

                PROXY SOLICITATION AND EXPENSES OF SOLICITATION

     The cost of the solicitation of proxies will be paid by the Company. In addition to the solicitation of proxies by the use of the mails, management and regularly engaged employees of the Company may, without additional compensation therefor, solicit proxies on behalf of the Company by personal interviews, telephone, telegraph or other means, as appropriate. The Company has retained ChaseMellon Shareholder Services to solicit proxies from the shareholders at a fee of $5,000 plus out-of-pocket expenses. The Company will, upon request, reimburse brokers and others who are only record holders of the Company's Common Stock for their reasonable expenses in forwarding proxy material to, and obtaining voting instructions from, the beneficial owners of such stock.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors engaged Arthur Andersen LLP, independent public accountants, to audit the books and records of the Company for the current year and for the year ended December 29, 1996. Representatives of Arthur Andersen LLP are expected to be present at the Meeting and, while they are not expected to make a statement, they will have the opportunity to do so if they desire. They will also be available to respond to appropriate questions.

                       DEADLINE FOR SHAREHOLDER PROPOSALS

     Sylvan's Bylaws require shareholders who wish to make proposals or nominate directors at an annual meeting to give written notice to the Secretary of Sylvan not less than 30 days nor more than 60 days prior to the meeting or, if Sylvan gives less than 40 days notice of the date of the meeting, then not less than the tenth day after the notice of the date of the meeting was given. Shareholder proposals intended to be presented at the next annual meeting of shareholders, to be held in 1998, must be received by the Company at 828 South Pike Road, Sarver, PA 16055 on or before January 14, 1998 to be included in the proxy statement and form of proxy relating to that meeting.

                           ANNUAL REPORT ON FORM 10-K

     The Company's Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, is available to shareholders on request and may be obtained by writing to: Sylvan Inc., 828 South Pike Road, Sarver, PA 16055.

                                             By order of the Board of Directors

                                             FRED Y. BENNITT
                                             Secretary

March 27, 1997

                                  SYLVAN INC.

                                     PROXY

           THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                         ANNUAL MEETING OF SHAREHOLDERS

                      THE DRAKE HOTEL, NEW YORK, NEW YORK

                       WEDNESDAY, MAY 14, 1997 11:00 A.M.


The undersigned shareholder of Sylvan Inc. (the "Corporation") does hereby appoint Dennis C. Zensen, William P. Mooney and Fred Y. Bennitt, or a majority of them who are present at the meeting, as proxies of the undersigned to vote at the Annual Meeting of Shareholders of the Corporation, to be held
May 14, 1997 (the "Annual Meeting"), and at all adjournments thereof, all the shares of Common Stock of the Corporation which the undersigned may be entitled to vote, on the matter set on the reverse side of this card as described in the Proxy Statement and, at their discretion, on any other business which may properly come before the Annual Meeting.

The shares represented by this Proxy will be voted as directed by the shareholder. If no direction is given, such shares will be voted "FOR" the election of each named individual as Director.


                (CONTINUED, AND TO BE SIGNED, ON THE OTHER SIDE)


                              FOLD AND DETACH HERE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING:            PLEASE MARK
                                                                       YOUR VOTE AS       [ X ]
                                                                       INDICATED IN
                                                                       THIS EXAMPLE

Election of the following five Directors:

 FOR all Nominees        Withhold Authority        Dennis C. Zensen, Virgil H. Jurgensmeyer, William L. Bennett, Richard F.
listed to the right        to vote for all         Lazzarini, Jr., Donald T. Pascal
 (except as marked         nominees listed
 to the contrary)            to the right          A vote FOR includes discretionary authority to vote for a substituted nominee if any of the nominees listed becomes unable to serve or for good
      [  ]                     [  ]                cause will not serve.

                                                   (To withhold authority to vote for one or more nominees, print such nominee's or nominees' name(s) on the line below.)

                                                   _____________________________________________________________________________

                                      Please date and sign exactly as your name
                                      appears hereon and return in the enclosed
                                      envelope. If acting as attorney, executor,
I PLAN TO ATTEND THE                  administrator, guardian or trustee, please
  ANNUAL MEETING.      [  ]           so indicate with your full title when
                                      signing. If a corporation, please sign in full corporate name, by a duly authorized officer. If shares are held jointly, each shareholder named should sign.


                                      Date _______________________________, 1997

                                      __________________________________________
                                      Signature

                                      __________________________________________
                                      Signature

                                      The signer hereby revokes all previous
                                      proxies for the Annual Meeting,
                                      acknowledges receipt of the Notice of
                                      Annual Meeting of Shareholders and
                                      Proxy Statement, both dated March 27,
                                      1997 and hereby ratifies all that the
                                      said proxies may do by virtue hereof.


                              FOLD AND DETACH HERE